UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 12, 2013, URS Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved capital allocation priorities for 2014 and 2015 that include returning to URS stockholders at least $500 million in the form of expected share repurchases and dividends by the end of Fiscal Year 2015.  The Company also announced that the Compensation Committee of the Board of Directors is in the process of redesigning the Company’s incentive compensation programs for its senior executives to further align their performance incentives with the capital allocation priorities.  A copy of the press release, entitled “URS Corporation Details Capital Allocation Priorities,” is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release, dated September 12, 2013, entitled “URS Corporation Details Capital Allocation Priorities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: September 12, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 12, 2013, entitled “URS Corporation Details Capital Allocation Priorities.”